Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven Gatoff, Chief Financial Officer of Rapid7, Inc., do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, the Quarterly Report on Form 10-Q of Rapid7, Inc. for the quarter ended June 30, 2016 (the “Report”):

(1)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Rapid7, Inc. for the period presented herein.

Date: August 9, 2016	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer